UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2017
Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On July 10, 2017, Preferred Apartment Communities, Inc. (the "Company") entered into separate Capital on Demand Sales AgreementsTM (collectively, the "Sales Agreements", and individually, each a "Sales Agreement") with each of National Securities Corporation ("National"), D.A. Davidson & Co. ("DA"), and JMP Securities LLC ("JMP" and collectively with National and DA, the "New Sales Agents"), whereby the New Sales Agents were added as sales agents with JonesTrading Institutional Services LLC ("JonesTrading"), Canaccord Genuity Inc ("Canaccord") and FBR Capital Markets & Co ("FBR" and collectively with the New Sales Agents, JonesTrading and Canaccord, the "Sales Agents") and under which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $150.0 million from time to time through National, DA, JMP or any of JonesTrading, Canaccord or FBR acting as its sales agent. Sales of the Company's common stock through the Sales Agents, if any, will be made by any method that is deemed an "at the market offering" as defined in Rule 415 under the Securities Act of 1933, as amended. Any shares of common stock will be issued pursuant to the Company's shelf registration statement on Form S-3 (Registration No. 333-211178).

Each Sales Agent will use commercially reasonable efforts consistent with its normal trading and sales practices. Each time the Company wishes to issue and sell the Company's common stock under the Agreement, the Company will notify one of the sales agents of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as the Company deems appropriate. The Company will pay the Sales Agents a commission rate of up to 3.0% of the gross proceeds from the sale of shares of common stock sold through such Sales Agent under the applicable Sales Agreement (subject to reduction in certain circumstances). The Company has also agreed to reimburse the Sales Agents for certain expenses incurred in connection with entering into the Agreement, not to exceed $35,000 in the aggregate, and has provided the Sales Agents with customary indemnification rights.

In connection with the new Sales Agreements, the Company entered into a separate Amendment No. 1 to the Capital on Demand Sales AgreementsTM with each of JonesTrading, Canaccord and FBR (the "Amendments"), whereby, among other things, each of JonesTrading, Canaccord and FBR provided their consents to the new Sales Agreements.

The foregoing summary of the Sales Agreements is qualified in its entirety by reference to the Sales Agreements, copies of which are filed as Exhibit 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

The foregoing summary of the Amendments is qualified in its entirety by reference to the Amendments, a form of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Capital On Demand Sales AgreementTM dated July 10, 2017 between Preferred Apartment Communities, Inc. and National Securities Corporation
10.2	Capital On Demand Sales AgreementTM dated July 10, 2017 between Preferred Apartment Communities, Inc. and D.A. Davidson & Co.
10.3	Capital On Demand Sales AgreementTM dated July 10, 2017 between Preferred Apartment Communities, Inc. and JMP Securities LLC
10.4
Form of Amendment No. 1, dated July 10, 2017, to Capital On Demand Sales AgreementTM, dated May 4, 2016 between Preferred Apartment Communities, Inc., and each of JonesTrading Institutional Services, LLC, FBR Capital Markets & Co., and Canaccord Genuity, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: July 10, 2017	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Executive Vice President, General Counsel and Secretary